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CUSIP No. 240028 10 0

                                                                       Exhibit 1

         Pursuant to Rule 13d-1(f)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement to which this Exhibit is attached is filed on behalf of each of them in the capacites set forth below.

Dated: February 12, 1997


                            RIPPLEWOOD HOLDINGS L.L.C.

                            By:     /s/ Timothy C. Collins
                                    --------------------------------
                                    Senior Managing Director and
                                    Chief Executive Officer

                            COLLINS FAMILY PARTNERS, L.P.

                                    By:      COLLINS FAMILY PARTNERS, INC.
                                             its general partner

                                             By: /s/ Timothy C. Collins
                                                 ----------------------
                                                 President

                            COLLINS FAMILY PARTNERS, INC.

                            By: /s/ Timothy C. Collins
                                -------------------------
                                    President

                            TIMOTHY C. COLLINS

                            /s/ Timothy C. Collins
                            ----------------------------




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